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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of ESB Financial Corporation for the registration of 226,400 shares of its common stock and to the incorporation by reference therein of our report dated July 20, 2000, with respect to the consolidated financial statements of WSB Holding Company incorporated by reference in its Annual Report (Form 10-KSB) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



/s/ S. R. Snodgrass, A.C.

Wexford, PA
June 15, 2001